As filed with the Securities and Exchange Commission on August 7, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PULMATRIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-1821392
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

99 Hayden Avenue, Suite 390

Lexington, MA 02421

(781) 357-2333

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Teofilo Raad

Chief Executive Officer and President

Pulmatrix, Inc.

99 Hayden Avenue, Suite 390

Lexington, MA 02421

(781) 357-2333

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rick A. Werner, Esq.

Matthew L. Fry, Esq.

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

(212) 659-7300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[X]	Smaller reporting company	[X]

		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share (2)	10,741,314	$1.27	(3)	$13,641,468.78	$1,770.66
Total	10,741,314	1.27	(3)	$13,641,468.78	$1,770.66

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.
(2)	Represents the resale of shares of common stock issuable upon the exercise of certain warrants issued in private placements described herein. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover an indeterminate amount and number of each identified class of the identified securities as may be issued upon conversion, exchange, exercise or settlement of any other securities that provide for such conversion, exchange, exercise or settlement.
(3)	Estimated solely for the purpose of computing the amount of the registration fee for the shares of common stock issuable upon exercise of warrants being registered in accordance with Rule 457(c) under the Securities Act based upon the average of the high and low prices for a share of the registrant’s common stock as reported on The Nasdaq Capital Market on August 5, 2020, which date is within five business days of the filing of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 7, 2020

Prospectus

Pulmatrix, Inc.

10,741,314 Shares of Common Stock Underlying Warrants

The selling stockholders named in this prospectus may use this prospectus to offer and resell from time to time up to 10,741,314 shares of our common stock, which are the shares of common stock issuable upon the conversion of warrants held by the selling stockholders. These shares of common stock consist of:

●	10,085,741 shares of our common stock issuable upon exercise of the warrants (the “New Warrants”) we issued to certain selling stockholders in a private offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to certain letter agreements dated as of July 9, 2020; and
●	655,573 shares of our common stock issuable upon exercise of the warrants (the “Placement Agent Warrants”) we issued to certain selling stockholders as the designees of H.C. Wainwright & Co., LLC (“Wainwright”) on July 13, 2020 as part of Wainwright’s compensation for serving as our placement agent in connection with the transaction described above.

We refer to the New Warrants and the Placement Agent Warrants collectively as the “Warrants.”

We will not receive any of the proceeds from the sale of our common stock by the selling stockholders. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes. Any shares of common stock subject to resale hereunder will have been issued by us and acquired by the selling stockholders prior to any resale of such shares pursuant to this prospectus.

The selling stockholders named in this prospectus, or its donees, pledgees, transferees or other successors-in-interest, may offer or resell the shares of common stock subject to resale hereunder from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of such shares. We will bear all costs, expenses and fees in connection with the registration of such shares. For additional information on the methods of sale that may be used by the selling stockholder, see “Plan of Distribution” beginning on page 10 of this prospectus.

Our common stock is listed on the Nasdaq Capital Market under the symbol “PULM.” On August 6, 2020, the last reported sale price of our common stock was $1.28 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated            , 2020

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the securities covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the information incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” in this prospectus.

Neither we nor the selling stockholders have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You should not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

We further note that the representations, warranties and covenants made in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus is not an offer to sell, nor are the selling stockholders seeking an offer to buy, the shares offered by this prospectus in any jurisdiction where the offer or sale is not permitted. No offers or sales of any of the shares of common stock are to be made in any jurisdiction in which such an offer or sale is not permitted.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and notes thereto that are incorporated by reference in this prospectus. Some of the statements in this prospectus and the documents incorporated by reference herein constitute forward-looking statements that involve risks and uncertainties. See information set forth under the section “Special Note Regarding Forward-Looking Statements.” As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” or the “Company” refer to Pulmatrix, Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Overview

We are a clinical stage biotechnology company focused on the discovery and development of novel inhaled therapeutic products intended to prevent and treat respiratory and other diseases with significant unmet medical needs.

We design and develop inhaled therapeutic products based on our proprietary dry powder delivery technology, iSPERSE (inhaled Small Particles Easily Respirable and Emitted), which enables delivery of small or large molecule drugs to the lungs by inhalation for local or systemic applications. The iSPERSE powders are engineered to be small, dense particles with highly efficient dispersibility and delivery to airways. iSPERSE powders can be used with an array of dry powder inhaler technologies and can be formulated with a broad range of drug substances including small molecules and biologics. We believe the iSPERSE dry powder technology offers enhanced drug loading and delivery efficiency that outperforms traditional lactose-blend inhaled dry powder therapies. We believe the advantages of using the iSPERSE technology include reduced total inhaled powder mass, enhanced dosing efficiency, reduced cost of goods and improved safety and tolerability profiles. We are developing iSPERSE-based therapeutic candidates targeted at the prevention and treatment of a range of diseases, including allergic bronchopulmonary aspergillosis in patients with asthma and in patients with cystic fibrosis, and lung cancer. We are also exploring iSPERSE based therapeutics in neurological diseases.

Recent Developments

COVID-19 Developments

In December 2019, a novel strain of coronavirus (“COVID-19”), was reported to have surfaced in Wuhan, China and has reached multiple other countries, resulting in government-imposed quarantines, travel restrictions and other public health safety measures in China and such other countries. On March 12, 2020, the World Health Organization (“WHO”) declared COVID-19 to be a global pandemic, and the COVID-19 pandemic has resulted in significant financial market volatility and uncertainty in recent weeks. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital, on our business, results of operations and financial condition, and on the market price of our common stock.

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Moreover, the COVID-19 pandemic has begun to have indeterminable adverse effects on general commercial activity and the world economy, and the Company’s business and results of operations could be adversely affected to the extent that COVID-19 or any other epidemic harms the global economy generally.

The COVID-19 pandemic directly impacted the Pulmazole Phase 2 clinical study by both causing certain trial sites to suspend enrolling patients or us voluntarily suspending enrollment at other sites, as described in more detail below. We do not yet know the full extent of potential delays or impact on our business, our relationships with our business partners, our clinical trials or the global economy as a whole. However, any one or a combination of these events could have an adverse effect on the operation of and results from our clinical trials and on our other business operations.

Pulmazole

In July of 2019, we initiated a Phase 2 clinical investigation for Pulmazole, our inhaled formulation of itraconazole, an anti-fungal drug commercially available as an oral drug that we are developing to treat and prevent pulmonary fungal infections. To date, five subjects have completed the 28-day dosing regimen, receiving either 10 mg, 20 mg, or 35 mg of Pulmazole or placebo in a randomized, double-blind treatment assignment. In the first quarter of 2020, we initiated the process of establishing additional study sites and amending the study protocol.

Due to delays in patient enrollment in the Phase 2 clinical study, exacerbated by the ongoing COVID-19 pandemic, Cipla Technologies, LLC (“Cipla”), with whom we entered into a development and commercialization agreement on April 15, 2019 for the development and commercialization of Pulmazole, informed us that it desired to amend the current agreement. In connection with our renegotiation of this agreement, on July 10, 2020, the joint steering committee established by us and Cipla terminated the Phase 2 study in order to facilitate the commencement of a newly designed Phase 2b study that would supersede the prior Phase 2 study. The Phase 2b study design is anticipated to include up to 4 months of dosing and efficacy endpoints, whereas the terminated Phase 2 study was of 28-day duration with safety and tolerability as its primary endpoint. The longer dosing regimen of the Phase 2b study is supported by the recently completed 6-month inhalation toxicology study in dogs. We anticipate that the study will start (site activation) during Q3 2021 and that top line data is anticipated to be available 18 months subsequent to the study start, provided that the COVID-19 pandemic, or other events that cannot reasonably be predicted or are outside of our control, do not significantly impact regulatory approvals or study operations. While we have not yet entered into a definitive amendment with Cipla, we anticipate that, among other possible amendments, that we could bear a greater share of our employee overhead costs and the costs for consultants needed to run the Phase 2b study, which we currently share equally with Cipla. Additionally, we would bear the risk of any cost overruns related to employee overhead or consulting costs. We anticipate all other program expenses, such as clinical and Chemistry, Manufacturing and Controls costs, would continue to be shared equally between us and Cipla as per the current agreement.

In addition, we anticipate that we would grant Cipla the exclusive right to develop and commercialize Pulmazole, at Cipla’s sole expense, in India, South Africa, Sri Lanka, Nepal, Iran, Yemen, Myanmar and Algeria, and that we would forego any royalty payments from the sale of Pulmazole in those countries (under our current agreement with Cipla we are entitled to one-half of worldwide net sales of Pulmazole).

If Cipla does not agree to initiate a new Phase 2b study or we and Cipla cannot agree on how the costs of the Phase 2b study should be allocated among us and Cipla, and Cipla does not continue funding its share of costs for our current Phase 2 clinical study, including its agreed upon shutdown, we may be forced to suspend the continued development of Pulmazole. Furthermore, our failure to successfully renegotiate the development and commercialization agreement with Cipla may result in the initiation of arbitration proceedings between us and Cipla. Any arbitration proceedings between and us and Cipla may have a negative impact on our business, including the diversion of management attention from our other product candidates or result in rulings from the arbitration panel that are adverse to our interests or the continued development of Pulmazole.

PUR 1800

Separately, we plan to initiate a Phase 1b study of PUR1800 in stable moderate-severe COPD patients in the second half of 2020. The COVID-19 pandemic could delay this date or impact enrollment generally to the extent we cannot secure sites to enroll patients, patients remain or become subject to government “stay at home” mandates, patients feel like they cannot safely visit trial sites or patients drop out due to COVID-19 related issues.

Sensory Cloud Agreement

On April 9, 2020, we entered into a Collaboration and License Agreement (the “Agreement”) with Sensory Cloud, Inc. (“Sensory Cloud”). Under the terms of the Agreement, we have granted Sensory Cloud an exclusive, worldwide, royalty bearing license to PUR 003 and PUR 006, the Company’s proprietary aerosol salt solution for delivery or administration to or through the nasal passages also known as NasoCalm, as well as related patents and know-how, for use in the field (the “Sensory Licensed Product”).

Under the terms of the Agreement, Sensory Cloud may develop other over-the-counter (“OTC”) Sensory Licensed Products that contain other active pharmaceutical ingredients or therapeutic agents and combine the Sensory Licensed Product with one or more of Sensory Cloud’s proprietary delivery devices. In addition, we have granted Sensory Cloud an exclusive right of first refusal to any new OTC products in the field that may be developed by us.

In July 2020, we announced that Sensory Cloud plans to commence commercial sales of FEND in September 2020. FEND is the Sensory Cloud brand name for NasoCalm, an OTC nasal hygiene product that is comprised of sodium chloride and calcium chloride salts. NasoCALM was designed to provide, among other potential benefits, an ability to suppress the exhalation of droplets of airway lining fluid, which can transmit airborne infection.

Pulmatrix’s development data and additional data generated by Sensory Cloud utilizing its Nimbus delivery device were recently published in the Quarterly Reviews of Biophysics Discovery, demonstrating a reduction in airborne particles in exhaled air over time following FEND administration. Taken together, these data demonstrate that FEND provides potential hygienic benefit which may augment current social distancing and hygiene measures for addressing COVID-19 and other airborne pathogens.

The Company shall be entitled to royalties on net sales of Sensory Licensed Product in each country in which there is a valid claim of a patent within the licensed intellectual property covering the Sensory Licensed Product. Our rights to receive such royalties commence upon the first commercial sale of a Sensory Licensed Product in any such country and terminates upon the expiration of the last valid claim in such territory. The royalty rates are as follows: (1) 7% of net sales during calendar year 2020, (2) 14% of net sales during calendar year 2021, and (3) 17% of net sales during calendar year 2022 and each calendar year thereafter during the royalty term. In addition, the Company shall be entitled to receive a milestone payment of $1.0 million following the achievement of aggregate net sales of all Sensory Licensed Products of $20.0 million.

The Agreement shall terminate at such time that we would no longer be entitled to royalties because there are no longer any valid claims of a patent within the licensed intellectual property covering any Sensory Licensed Product. Upon there being no more such royalty payments owed by Sensory Cloud for a Sensory Licensed Product, the licenses granted by us to Sensory Cloud shall become fully-paid up, royalty free, perpetual, irrevocable and non-exclusive licenses to such Sensory Licensed Product. The Agreement may also be terminated earlier by Sensory Cloud for convenience and by Sensory Cloud or us for material breach or upon the bankruptcy or insolvency of the other party.

Leases

On April 23, 2020, an extension to our operating lease for office and lab space of approximately 22 thousand square feet was signed between the Company and 99 Hayden LLC. The 5th amendment to the original lease executed on May 31, 2007 has a base rent of $1.2 million which is adjusted annually by 3%, and will expire on June 30, 2022.

Corporate Information

We were incorporated in 2013 as a Nevada corporation and converted to a Delaware corporation in September 2013. On June 15, 2015, we completed a merger with Pulmatrix Operating Company, changed our name to “Pulmatrix, Inc.” and relocated our corporate headquarters to Lexington, Massachusetts. Our principal executive offices are located at 99 Hayden Avenue, Suite 390, Lexington, MA 02421 and our telephone number is (781) 357-2333. Our website is www.pulmatrix.com. Information contained on our website or that can be accessed through our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus.

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THE OFFERING

Common stock offered by the selling stockholders in this offering	Up to 10,741,314 shares of our common stock, par value $0.0001 per share that may be issued to the selling stockholders upon exercise of the Warrants.

Use of proceeds	We will not receive any proceeds from the sale of the common stock offered by the selling stockholders. However, we will receive proceeds from the exercise price of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes. See “Use of Proceeds” on page 6 of this prospectus.

Plan of Distribution	The selling stockholders, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may also resell the shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. See “Plan of Distribution” beginning on page 10 of this prospectus for additional information on the methods of sale that may be used by the selling stockholders.

Risk factors	See “Risk Factors” beginning on page 4 and any risk factors described in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Capital Market symbol	Our common stock is listed on the Nasdaq Capital Market under the symbol “PULM.”

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risk factors described below and specific risk factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in our Quarterly Reports on Form 10-Q and the documents that are filed after the date hereof and incorporated by reference into this prospectus and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to Our Business

The recent coronavirus outbreak has caused interruptions or delays of our clinical studies and may have a significant adverse effect on our business.

In December 2019, a novel strain of coronavirus, COVID-19, was reported to have surfaced in Wuhan, China and has reached multiple other countries, resulting in government-imposed quarantines, travel restrictions and other public health safety measures in China and such other countries. On March 12, 2020, the WHO declared COVID-19 to be a global pandemic, and the COVID-19 pandemic has resulted in significant financial market volatility and uncertainty in recent weeks. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on our ability to access capital, on our business, results of operations and financial condition, and on the market price of our common stock.

In July of 2019, we initiated a Phase 2 clinical investigation for Pulmazole, our inhaled formulation of itraconazole, an anti-fungal drug commercially available as an oral drug that we are developing to treat and prevent pulmonary fungal infections. To date, five subjects have completed the 28-day dosing regimen, receiving either 10 mg, 20 mg, or 35 mg of Pulmazole or placebo in a randomized, double-blind treatment assignment. In the first quarter of 2020, we initiated the process of establishing additional study sites and amending the study protocol in order to improve enrollment. However, as the COVID-19 pandemic escalated in late March and early April 2020, we were notified that 11 out of 21 clinical sites suspended enrollment in the Pulmazole study due to issues associated with COVID-19. Subsequently, we communicated with each of the remaining study sites as to their ability to ensure subject safety and completion of the study as per protocol. Following these discussions, we requested that each of these sites pause enrollment in the study pending further developments regarding the COVID-19 pandemic. Furthermore, the delay in patient enrollment due to COVID-19 have led to the termination of the Phase 2 clinical study of Pulmazole. For more discussion on the termination of the Phase 2 clinical study, see “—If our collaborators are not successful, we may not effectively develop and market some of our therapeutic candidates.”

Separately, we plan to initiate a Phase 1b study of PUR1800 in stable moderate-severe COPD patients in the second half of 2020. The COVID-19 pandemic could delay this date or impact enrollment generally to the extent we cannot secure sites to enroll patients, patients remain or become subject to government “stay at home” mandates, patients feel like they cannot safely visit trial sites or patients drop out due to COVID-19 related issues.

Moreover, the COVID-19 pandemic has begun to have indeterminable adverse effects on general commercial activity and the world economy, and the Company’s business and results of operations could be adversely affected to the extent that COVID-19 or any other epidemic harms the global economy generally.

We do not yet know the full extent of potential delays or impact on our business, our relationship with our business partners, our clinical trials or the global economy as a whole. However, any one or a combination of these events could have an adverse effect on the operation of and results from our clinical trials and on our other business operations.

If collaborations are not successful, we may not effectively develop and market some of our therapeutic candidates.

We have entered into co-development agreements regarding two of our therapeutic candidates and, as a result, no longer have complete control over the development of these candidates. If our collaborators do not successfully carry out their contractual duties or meet expected deadlines, we may be delayed or may not obtain regulatory approval for or commercialize our product candidates. If our relationships with these collaborators terminate, we believe that we would be able to enter into arrangements with alternative third parties. However, replacing any of these collaborators could delay our clinical trials and could jeopardize our ability to obtain regulatory approvals and commercialize our product candidates on a timely basis, if at all. On April 15, 2019, we entered into a Development and Commercialization Agreement (the “Cipla Agreement”) with Cipla for the co-development and commercialization, on a worldwide exclusive basis, of Pulmazole. Due to delays in patient enrollment in the Phase 2 clinical study, exacerbated by the ongoing COVID-19 pandemic, Cipla informed us that it desires to amend the Cipla Agreement. Accordingly, on July 10, 2020, the joint steering committee established by us and Cipla terminated the Phase 2 study. We are currently renegotiating the terms of the amendment to the Cipla Agreement to initiate a new Phase 2b clinical study. However, there can be no assurance that we will be able to renegotiate the Cipla Agreement on favorable terms, or at all. If Cipla does not agree to initiate a new Phase 2b study or we and Cipla cannot agree on how the costs of such new Phase 2b study should be allocated among us and Cipla, we may be forced to suspend the continued development of Pulmazole. In addition, our failure to successfully renegotiate the Cipla Agreement may result in the initiation of arbitration proceedings between us and Cipla. Any arbitration proceedings between and us and Cipla may have a negative impact on our business, including the diversion of management attention from our other product candidates or result in rulings from the arbitration panel that are adverse to our interests or the continued development of Pulmazole.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. All statements other than statements of historical fact contained herein, including statements regarding our business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, projected or anticipated benefits from acquisitions to be made by us, or projections involving anticipated revenues, earnings or other aspects of our operating results, are forward-looking statements. Words such as “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “is confident that,” “may,” “plans,” “seeks,” “projects,” “targets,” and “would,” and their opposites and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will actually be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	the impact of COVID-19 on the Company’s ongoing and planned clinical trials;

●	the geographic, social and economic impact of COVID-19 on the Company’s ongoing and planned clinical trials;

●	our history of recurring losses and negative cash flows from operating activities, significant future commitments and the uncertainty regarding the adequacy of our liquidity to pursue or complete our business objectives;

●	our inability to carry out research, development and commercialization plans;

●	our inability to renegotiate our development and commercialization agreement with Cipla Technologies, LLC with respect to Pulmazole;

●	our inability to manufacture our product candidates on a commercial scale on our own or in collaborations with third parties;

●	our inability to complete preclinical testing and clinical trials as anticipated;

●	our collaborators’ inability to successfully carry out their contractual duties;

●	the termination of strategically important license agreements;

●	our ability to adequately protect and enforce rights to intellectual property, or defend against claims of infringement by others;

●	difficulties in obtaining financing on commercially reasonable terms, or at all;

●	intense competition in our industry, with competitors having substantially greater financial, technological, research and development, regulatory and clinical, manufacturing, marketing and sales, distribution, personnel and resources than we do;

●	entry of new competitors and products and potential technological obsolescence of our products;

●	adverse market and economic conditions;

●	loss of one or more key executives or scientists; and

●	difficulties in securing regulatory approval to market our product candidates.

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For a more detailed discussion of these and other that may affect our business and that could cause our actual results to differ materially from those projected in these forward-looking statements, see the risk factors and uncertainties described under the heading “Risk Factors” in this prospectus and in Part I, Item 1A of our Annual Report on Form 10-K filed with the SEC on March 26, 2020 and any updates subsequently provided in our Quarterly Reports on Form 10-Q. The forward-looking statements contained in this prospectus and in any of the documents incorporated by reference are expressly qualified in their entirety by this cautionary statement. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events, except as required by law.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the accounts of the selling stockholders and we will not receive any proceeds from the sale of these shares. However, we will receive proceeds from the exercise price of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes.

SELLING STOCKHOLDERS

The selling stockholders named in the table below may from time to time offer and sell pursuant to this prospectus and any applicable prospectus supplement up to 10,741,314 shares of common stock. This reflects the aggregate number of shares of common stock into which the Warrants are exercisable.

July 2020 Warrant Exercise (the “Exercise”)

On July 9, 2020, we entered into letter agreements (the “Letter Agreements”) with certain existing accredited investors to exercise certain outstanding warrants (the “Existing Warrants”) to purchase up to an aggregate of 10,085,741 shares of the Company’s common stock at the existing exercise price per share of $1.35. The Existing Warrants were issued in an underwritten public offering pursuant to a registration statement on Form S-1 (File No. 333-230395) and an additional registration statement on Form S-1 filed pursuant to Rule 462(b) under the Securities Act (File No. 333-230714) that was consummated in April 2019. In consideration for the exercise of the Existing Warrants for cash, the exercising holders received New Warrants to purchase up to an aggregate of 10,085,741 shares of common stock at an exercise price of $1.80 per share and with an exercise period of five years from the initial closing date. The initial closing of the Exercise took place on July 13, 2020. The New Warrants are exercisable immediately upon issuance and terminate on July 14, 2025. A holder of a New Warrant will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of common stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%. The issuance of the New Warrants and the shares issuable upon the exercise of the New Warrants were not registered under the Securities Act and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

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Placement Agent Warrants

On April 16, 2020, we entered into an engagement letter (the “Engagement Letter”) with Wainwright, pursuant to which the we agreed to issue Wainwright (or its designees) the Placement Agent Warrants to purchase up to an aggregate of 655,573 shares of our common stock, which is equal to 6.5% of the aggregate number of shares issued to the investors upon the Exercise. The Placement Agent Warrants have an exercise price of $2.25 per share and otherwise have identical terms to the New Warrants. The exercise of the Placement Agent Warrants is subject to the Beneficial Ownership Limitation; provided, however, that upon 61 days’ prior notice to us, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%. The Placement Agent Warrants and the shares issuable upon exercise of the Placement Agent Warrants were not registered under the Securities Act and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Relationships with the Selling Stockholders

Each of Intracoastal Capital, LLC (“Intracoastal”), Sabby Volatility Warrant Master Fund, Ltd. (“Sabby”) and the funds to which Empery Asset Management, LP serves as the investment manager (the “Empery Funds”) have participated in our financings.

Intracoastal, Sabby and the Empery Funds participated in our underwritten public offering that closed on April 3, 2018, pursuant to which we issued and sold to such selling stockholders common units, with each common unit being comprised of one share of our common stock, one Series A Warrant to purchase one share of common stock and one Series B Warrant to purchase one share of common stock, and/or pre-funded units, with each pre-funded unit being comprised of one pre-funded warrant to purchase one share of common stock, one Series A Warrant and one Series B Warrant. The Series A Warrants expired in October 2018. The Series B Warrants are immediately exercisable, have an exercise price of $7.50 per share (subject to adjustment in certain circumstances) and expire 5 years from the date of issuance. The exercise of the pre-funded warrants and the Series B Warrants, as applicable, is subject to the Beneficial Ownership Limitation; provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

The Empery Funds participated in our registered direct offering and concurrent private placement of warrants that closed on February 12, 2019 (the “February 2019 Offering”), pursuant to which we issued and sold in a registered direct offering an aggregate of 1,706,484 shares of our common stock at an offering price of $1.465 per share, for gross proceeds of approximately $2.5 million before the deduction of placement agent fees and offering expenses. In a concurrent private placement, we issued to the purchasers, for each share of common stock purchased in the offering, a warrant to purchase one share of common stock (the “2019 Investor Warrants”). The 2019 Investor Warrants have an exercise price of $1.34 per share and are exercisable to purchase an aggregate of 1,706,484 shares of common stock. The 2019 Investor Warrants are exercisable immediately upon issuance and terminate on August 12, 2024. The exercise of the 2019 Investor Warrants is subject to the Beneficial Ownership Limitation; provided, however, that upon 61 days’ prior notice to us, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

On April 8, 2019, we closed an underwritten offering (the “2019 Underwritten Offering”), pursuant to which we issued to Intracoastal, Sabby, and the Empery Funds shares of common stock, pre-funded warrants with an exercise price of $0.01 per share and the Existing Warrants. The exercise of the pre-funded warrants is subject to the Beneficial Ownership Limitation; provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

Intracoastal was an investor in our registered direct offering and concurrent private placement of warrants that closed on April 20, 2020 (the “April 2020 Offering”), pursuant to which we issued and sold in a registered direct offering an aggregate of 4,787,553 shares of our common stock at an offering price of $1.671 per share, for gross proceeds of approximately $8.0 million before the deduction of placement agent fees and offering expenses. In a concurrent private placement, we issued to the purchasers, for each share of common stock purchased in the offering, a warrant to purchase one share of common stock (the “2020 Investor Warrants”). The 2020 Investor Warrants have an exercise price of $1.55 per share and are exercisable to purchase an aggregate of up to 4,787,553 shares of common stock. The 2020 Investor Warrants are exercisable immediately upon issuance and terminate on April 20, 2022. The exercise of the 2020 Investor Warrants are subject to the Beneficial Ownership Limitation; provided, however, that upon 61 days’ prior notice to us, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

Each of Michael Vasinkevich, Noam Rubinstein, Aileen Gibbons, Craig Schwabe and Charles Worthman are affiliated with Wainwright. Wainwright served as our placement agent or an underwriter in several offerings of our securities within the past three years, including offerings that closed on January 31, 2019, and February 4, 2019, the February 2019 Offering, the 2019 Underwritten Offering, the April 2020 Offering and the Exercise, for which it received cash and/or warrant compensation. In connection with all or certain of the offerings HCW served as a placement agent or an underwriter, each of Michael Vasinkevich, Noam Rubinstein, Aileen Gibbons, Craig Schwabe and Charles Worthman, as a designee of Wainwright, has received warrants to purchase shares of our common stock.

Except with respect to the foregoing, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us.

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Information About Selling Stockholder Offering

The following table sets forth the number and percentage of our common stock beneficially owned by the selling stockholders as of August 7, 2020, taking into account the number of shares that may be offered under this prospectus and the number and percentage of our common stock beneficially owned by the selling stockholders assuming all of the shares covered hereby are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

The information in the table below and the footnotes thereto regarding shares of common stock to be beneficially owned after the offering assumes that the selling stockholders has exercised their Warrants in full without giving effect to the Beneficial Ownership Limitation as applicable for the exercise of the Warrants and further assumes the sale of all shares being offered by the selling stockholders under this prospectus.

The percentage of shares owned after the offering is based on 34,407,483 shares of common stock outstanding as of August 7, 2020 and based on the assumption that the selling stockholder has exercised its Warrants in full and therefore that all shares of common stock issuable upon exercise of such Warrants were outstanding as of that date. Unless otherwise indicated in the footnotes to this table, we believe that the selling stockholder has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned.

The number of shares in the column “Maximum Number of Shares Offered” represents all of the shares of common stock that the selling stockholders may offer under this prospectus. Under the terms of the Series B Warrants, the 2019 Investor Warrants, the 2020 Investor Warrants and the Warrants, a selling stockholder may not exercise such warrants to the extent such exercise would cause the selling stockholder, together with its affiliates, to beneficially own a number of shares of our common stock which would exceed 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of our then outstanding shares of common stock following such exercise. The number of shares in the first, second and third numerical columns does not reflect these limitations. The fourth numerical column lists the percentage of shares of common stock beneficially owned by the selling stockholders, taking account of any limitations on exercise set forth in the applicable warrants. The third and fourth numerical columns assume the sale of all the shares offered by the selling stockholders pursuant to this prospectus and that the selling stockholders do not acquire any additional shares of common stock before the completion of this offering. However, because the selling stockholders may sell all or some of their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. The selling stockholders may sell some, all or none of their shares in this offering. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares.

As used in this prospectus, the term “selling stockholders” includes the selling stockholders set forth below and any donees, pledgees, transferees or other successors-in-interest selling shares of common stock received after the date of this prospectus from the selling stockholders as a gift, pledge, or other non-sale related transfer.

	Ownership Before Offering				Ownership After Offering
Selling Stockholder	Number of shares of common stock beneficially owned		Maximum number of shares offered		Number of shares of common stock beneficially owned	Percentage of common stock beneficially owned
Intracoastal Capital, LLC (1)	2,370,000	(2)	1,111,111		1,258,889	3.54%
Funds managed by Empery Asset Management, LP (3)	7,288,763	(4)	4,814,815	(5)	2,473,948	4.99%
Sabby Volatility Warrant Master Fund, Ltd. (6)	6,203,037	(7)	4,159,815		2,043,222	4.99%
Michael Vasinkevich	712,349		420,386		291,963	*
Noam Rubinstein	456,998		165,401		291,597	*
Aileen Gibbons	203,569		41,104		162,465	*
Craig Schwabe	32,629		22,126		10,503	*
Charles Worthman	11,225		6,556		4,669	*

* Less than 1%

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(1)	Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal, have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership of the securities reported herein that are held by Intracoastal.

(2)	Includes 1,196,889 shares of common stock underlying the 2020 Investor Warrants, 62,000 shares of common stock underlying the Series B Warrants, and 1,111,111 shares of common stock underlying the New Warrants.

(3)	Empery Asset Management, LP, the authorized agent of each of Empery Asset Master, Ltd., Empery Tax Efficient, LP, and Empery Tax Efficient II, LP, has discretionary authority to vote and dispose of the shares held by each of Empery Asset Master, Ltd., Empery Tax Efficient, LP, and Empery Tax Efficient II, LP and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management, LP, may also be deemed to have investment discretion and voting power over the shares held by each of Empery Asset Master, Ltd., Empery Tax Efficient, LP, and Empery Tax Efficient II, LP. Empery Asset Master, Ltd., Empery Tax Efficient, LP, and Empery Tax Efficient II, LP, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(4)	Includes shares of common stock owned by Empery Asset Master, Ltd., Empery Tax Efficient, LP, and Empery Tax Efficient II, LP. Includes 1,705,118 shares of common stock, 568,828 shares of common stock underlying the 2019 Investor Warrants, 200,002 shares of common stock underlying the Series B Warrants, and 4,814,815 shares of common stock underlying the New Warrants beneficially owned by the Empery Funds.

(5)	Includes 754,013 shares of common stock underlying the New Warrants directly held by Empery Asset Master, Ltd., 215,663 shares of common stock underlying the New Warrants directly held by Empery Tax Efficient, LP, and 3,845,139 shares of common stock underlying the New Warrants directly held by Empery Tax Efficient II, LP.

(6)	Sabby Management, LLC serves as the investment manager of Sabby Volatility Warrant Master Fund, Ltd. Hal Mintz is the manager of Sabby Management, LLC and has voting and investment control of the securities held by Sabby Volatility Warrant Master Fund, Ltd. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities beneficially owned by Sabby Volatility Warrant Master Fund, Ltd. except to the extent of their respective pecuniary interest therein.

(7)	Includes 1,803,222 shares of common stock, 240,000 shares of common stock underlying the Series B Warrants, and 4,159,815 shares of common stock underlying the New Warrants.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

We have authorized 200,500,000 shares of capital stock, par value $0.0001 per share, of which 200,000,000 are shares of common stock and 500,000 are shares of “blank check” preferred stock. As of August 7, 2020, there were 34,407,483 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. The authorized and unissued shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors does not intend to seek stockholder approval for the issuance and sale of our common stock or preferred stock.

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The holders of our common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. Our directors are divided into three classes. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire are elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

The foregoing description summarizes important terms of our capital stock, but is not complete. For the complete terms of our common stock, please refer to our amended and restated certificate of incorporation, as amended, any certificates of designation for our preferred stock, and our restated bylaws, as amended, as may be amended from time to time.

The transfer agent and registrar for our common stock is Vstock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, NY 11598. Our common stock is listed on the Nasdaq Capital Market under the symbol “PULM.”

PLAN OF DISTRIBUTION

The selling stockholders, including their pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the shares of common stock covered by this prospectus. We will not receive any of the proceeds from the sale of the shares of common stock covered by this prospectus by the selling stockholders. We will bear all fees and expenses incident to our obligation to register the shares of our common stock covered by this prospectus.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an over-the-counter distribution;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the effective date of the registration statement of which this prospectus is a part;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

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The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of the selling stockholders to include the pledgee, transferee, or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate in sales. If a selling stockholder effects certain transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable FINRA rules; and in the case of a principal transaction a markup or markdown in compliance with applicable FINRA rules.

The aggregate proceeds to a selling stockholder from the sale of the common stock offered by it will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The selling stockholders are subject to the prospectus delivery requirements of the Securities Act.

To the extent required pursuant to Rule 424(b) under the Securities Act, the shares of our common stock to be sold, the name of the selling stockholder, the purchase price and public offering price, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

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In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholders and any other person participating in a sale of the common stock registered under this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the shares of our common stock offered hereby will be passed upon for us by Haynes and Boone, LLP, New York, New York.

EXPERTS

The consolidated financial statements of Pulmatrix, Inc. as of December 31, 2019 and 2018, and for each of the two years in the period ended December 31, 2019, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019, have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We make available free of charge on or through our website at www.pulmatrix.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above, or for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Documents By Reference” are also available on our website, www.pulmatrix.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We specifically are incorporating by reference the following documents filed with the SEC (excluding those portions of any Current Report on Form 8-K that are furnished and not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 26, 2020;

●	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020, filed with the SEC on May 14, 2020 and August 7, 2020, respectively;

●	Our Current Reports on Form 8-K filed with the SEC January 2, 2020, January 16, 2020, January 30, 2020, April 6, 2020, April 15, 2020, April 16, 2020, April 16, 2020, April 20, 2020, April 22, 2020, June 19, 2020, June 26, 2020, July 9, 2020 and July 13, 2020; and

●	The description of our common stock contained in our Registration Statement on Form S-4 (File No. 333-203417) filed with the SEC on April 15, 2015, as amended by Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 filed on May 1, 2015 and Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form S-4 filed on September 18, 2015, including any amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, but excluding information furnished to, rather than filed with, the SEC, shall be deemed to be incorporated by reference herein and to be a part hereof from the date such documents are filed.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the registration statement of which this prospectus forms a part, except as so modified or superseded.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

Pulmatrix, Inc.

Attn: Secretary

99 Hayden Avenue, Suite 390

Lexington, MA 02421

(781) 357-2333

You may also access the documents incorporated by reference in this prospectus through our website at www.pulmatrix.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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Pulmatrix, Inc.

10,741,314 Shares of Common Stock Underlying Warrants

Prospectus

           , 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by the registrant expected to be incurred in connection with the issuance and distribution of the common stock being registered hereby (other than underwriting discounts and commissions). All of such expenses are estimates, except for the Securities and Exchange Commission (“SEC”) registration fee.

Amount to be Paid
SEC registration fee	$1,770.66
Printing fees and expenses	2,000.00
Legal fees and expenses	15,000.00
Transfer agent and registrar fees	2,500.00
Accounting fees and expenses	5,250.00
Miscellaneous	1,000.00

Total	$27,520.66

Each of the amounts set forth above, other than the registration fee, is an estimate.

Item 15.	Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the General Corporation Law of the State of Delaware would permit indemnification.

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Item 16.	Exhibits and Financial Statement Schedules.

(a)	The Exhibit Index is hereby incorporated herein by reference.

(b)	All schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Filed with this Report	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Reg. Number
4.1	Form of Specimen Stock Certificate		Form 8-K (Exhibit 4.1)	06/16/15	001-36199

4.2	Form of Representative’s Warrant Agreement		Form S-1/A (Exhibit 4.2)	02/24/14	333-190476

4.3	Warrant Agreement, dated June 16, 2015, by and between Pulmatrix, Inc. and Hercules Technology Growth Capital, Inc.		Form 8-K (Exhibit 10.3)	06/16/15	001-36199

4.4	Form of Warrant issued in Pulmatrix Operating Private Placement, dated June 15, 2015		Form 10-Q (Exhibit 10.8)	08/14/15	001-36199

4.5	Form of Series B Warrant issued in Pulmatrix Public Offering, dated March 28, 2018		Form S-1/A (Exhibit 4.8)	03/28/18	333-223630

4.6	Form of Pre-Funded Warrant issued in Pulmatrix Public Offering, dated March 28, 2018		Form S-1/A (Exhibit 4.7)	03/28/18	333-223630

4.7	Form of Pre-Funded Warrant issued in Pulmatrix Public Offering, dated December 3, 2018		Form 8-K (Exhibit 4.1)	12/03/18	001-36199

4.8	Form of Common Warrant issued in Pulmatrix Public Offering, dated December 3, 2018		Form 8-K (Exhibit 4.2)	12/03/18	001-36199

4.9	Form of Underwriter Warrant issued in Pulmatrix Public Offering, dated January 31, 2019		Form 8-K (Exhibit 4.1)	1/30/19	001-36199

4.10	Form of Underwriter Warrant issued in Pulmatrix Public Offering, dated February 4, 2019		Form 8-K (Exhibit 4.1)	02/01/19	001-36199

4.11	Form of Common Warrant issued in Pulmatrix Direct Registered Offering, dated February 12, 2019		Form 8-K (Exhibit 4.1)	02/11/19	001-36199

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Exhibit Number	Exhibit Description	Filed with this Report	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Reg. Number

4.12	Form of Placement Agent Warrant issued in Pulmatrix Registered Direct Offering, dated February 12, 2019		Form 8-K (Exhibit 4.2)	02/11/19	001-36199

4.13	Form of Common Stock Warrant issued in Pulmatrix Public Offering, dated April 1, 2019		Form S-1/A (Exhibit 4.13)	04/01/19	333-230395

4.14	Form of Pre-Funded Warrant issued in Pulmatrix Public Offering, dated April 1, 2019		Form S-1/A (Exhibit 4.11)	04/01/19	333-230395

4.15	Form of Underwriter Warrant issued in Pulmatrix Public Offering, dated April 1, 2019		Form S-1/A (Exhibit 4.12)	04/01/19	333-230395

4.16	Form of Common Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 16, 2020)		Form 10-Q (Exhibit 4.1)	05/14/20	001-36199

4.17	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 20, 2020)		Form 10-Q (Exhibit 4.2)	05/14/20	001-36199

4.18	Form of New Warrant issued in connection with the Exercise		Form 8-K (Exhibit 4.1)	07/09/20	001-36199

5.1	Opinion of Haynes and Boone, LLP	X

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Exhibit Number	Exhibit Description	Filed with this Report	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Reg. Number

23.1	Consent of Marcum LLP, independent registered public accounting firm	X

23.2	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)	X

24.1	Power of Attorney (contained in the signature page to this registration statement)	X

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

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(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That:

(i) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from a form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lexington, Commonwealth of Massachusetts on this day of August 7, 2020.

PULMATRIX, INC.

By:	/s/ Teofilo Raad
Name:	Teofilo Raad
Title:	Chief Executive Officer and President

Power of Attorney

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Teofilo Raad and Michelle S. Siegert as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Teofilo Raad	Chief Executive Officer, President and Director (Principal Executive Officer)	August 7, 2020
Teofilo Raad

/s/ Michelle S. Siegert	Vice President of Finance (Principal Financial and Accounting Officer)	August 7, 2020
Michelle S. Siegert

/s/ Mark Iwicki	Director	August 7, 2020
Mark Iwicki

/s/ Steven Gillis, Ph.D.	Director	August 7, 2020
Steven Gillis, Ph.D.

/s/ Michael J. Higgins	Chairman of the Board of Directors	August 7, 2020
Michael J. Higgins

/s/ Richard Batycky, Ph.D.	Director	August 7, 2020
Richard Batycky, Ph.D.

/s/ Amit D. Munshi	Director	August 7, 2020
Amit D. Munshi

/s/ Christopher Cabell, M.D.	Director	August 7, 2020
Christopher Cabell, M.D.

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